SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive proxy statement
/X/  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                        TEMPLETON GLOBAL REAL ESTATE FUND
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

(2)  Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(4)  Date filed:


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                                                              IMPORTANT REMINDER


                        TEMPLETON GLOBAL REAL ESTATE FUND
                           500 EAST BROWARD BOULEVARD
                         FORT LAUDERDALE, FL 33394-3091

         SPECIAL SHAREHOLDERS' MEETING TO BE HELD ON SEPTEMBER 16, 1999

Dear Shareholder:

Recently we distributed proxy material regarding the Special Shareholders' Meeting of Templeton Global Real Estate Fund scheduled to take place on Thursday, September 16, 1999. Our records indicate that we have not yet received voting instructions from you. We encourage you to exercise your right to vote. Please take a few moments to cast your vote. If you do not plan to attend the Meeting, we need to receive your vote prior to the Meeting in order to properly tabulate the results for the Meeting scheduled for Thursday, September 16, 1999.

The Meeting has been called in order to consider a plan of reorganization that provides for the acquisition of the net assets of Templeton Global Real Estate Fund by Franklin Real Estate Securities Fund, in exchange for shares of Franklin Real Estate Securities Fund. If shareholders approve the reorganization, you will receive shares of Franklin Real Estate Securities Fund equal in value to your investment in Templeton Global Real Estate Fund.

The transaction is being proposed because the projected growth in assets of the Templeton Global Real Estate Fund was not sufficient to continue to offer a fund with competitive performance and high quality service to shareholders over the long term. Templeton Global Real Estate Fund is managed by Templeton Global Advisors Limited and Franklin Real Estate Securities Fund is managed by Franklin Advisers, Inc., which is affiliated with Templeton Global Advisors Limited. Franklin Real Estate Securities Fund is a larger fund and thus should be better able to obtain certain cost savings for shareholders.

For your convenience, we have established three easy methods by which to register your vote:

     1.  BY PHONE:       Simply call 1-800-645-3559.  Representatives are
                         available to take your vote Monday through Friday between 9 a.m. and 11 p.m. and Saturday noon to 6 p.m.
                         Eastern Time.

     2.  BY FAX:         Complete the enclosed proxy card and fax it toll-free
                         to 1-800-733-1885, anytime.

     3.  BY MAIL:        Complete the enclosed  proxy card and return it in the
                         enclosed postage-paid envelope. Please utilize this option only if methods one or two are not available, since there is no guarantee that your vote will be received in time for the Meeting.

                     REMEMBER, YOUR VOTE COUNTS. VOTE TODAY!

Please take the time to vote your shares in order to reduce the need for additional solicitation efforts or costly meeting adjournments. If you have any questions regarding the meeting agenda or the execution of your proxy, please call SHAREHOLDER COMMUNICATIONS at 1-800-645-3559.

Thank you for your prompt attention.